Exhibit 99.4

                          Audited Financial Statements
                       Managed Prescription Network, Inc.
                        d/b/a Columbia Pharmacy Solutions

                  Years ended December 31, 1997, 1996 and 1995
                       with Report of Independent Auditors

                       Managed Prescription Network, Inc.
                        d/b/a Columbia Pharmacy Solutions
                          Audited Financial Statements
                  Years ended December 31, 1997, 1996 and 1995

                                    Contents

Report of Independent Auditors

Audited Financial Statements

Balance Sheets
Statements of Operations and Retained Earnings (Deficit)
Statements of Cash Flows
Notes to Financial Statements

                         Report of Independent Auditors

The Board of Directors and Shareholder
of Managed Prescription Network, Inc.

We have audited the accompanying balance sheets of Managed Prescription Network, Inc. d/b/a Columbia Pharmacy Solutions (the Company) as of December 31, 1997 and 1996, and the related statements of operations and retained earnings (deficit) and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Managed Prescription Network, Inc. d/b/a Columbia Pharmacy Solutions at December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                       /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
June 1, 1998

                       Managed Prescription Network, Inc.
                        d/b/a Columbia Pharmacy Solutions

                                 Balance Sheets


                                                                                           December 31
                                                                                       1997               1996
                                                                                ----------------------------------
Assets
Current assets:
   Cash and cash equivalents                                                    $       38,975       $     151,559
   Accounts receivable, trade (net of allowance for doubtful accounts of
     $1,970,234 and $1,241,024 in 1997 and 1996, respectively)
                                                                                    17,358,391          13,169,826
   Inventories                                                                               -             911,153
   Prepaid expenses and other current assets                                            68,597             909,606
   Deferred income taxes                                                             3,536,000           2,225,000
                                                                                -----------------------------------
Total current assets                                                                21,001,963          17,367,144


Equipment and leasehold improvements, net                                            1,120,946           1,452,508
Goodwill, net                                                                          245,846             267,699
Deferred income taxes                                                                        -           1,477,000
                                                                                -----------------------------------
                                                                                     1,366,792           3,197,207



                                                                                ====================================
Total assets                                                                      $ 22,368,755        $ 20,564,351
                                                                                ====================================

                                                                                            December 31
                                                                                     1997                1996
                                                                                -----------------------------------
Liabilities and stockholder's deficit Current liabilities:
   Trade accounts payable                                                         $   9,742,479       $   8,473,988
   Accrued rebates                                                                    1,371,415             802,287
   Due to affiliate, net                                                             12,844,705          13,148,489
   Accrued loss contract                                                              4,219,374           5,265,275
   Accrued merger costs                                                               3,905,099                   -
   Deferred revenue                                                                           -           1,189,280
   Other accrued liabilities                                                            200,613             291,383
                                                                                ------------------------------------
Total current liabilities                                                            32,283,685          29,170,702

Accrued loss contract, less current portion                                                   -           4,219,374
                                                                                ------------------------------------
Total liabilities                                                                    32,283,685          33,390,076

Stockholder's deficit:
   Common stock                                                                           1,000               1,000
   Paid-in capital                                                                      375,000             375,000
   Retained earnings (deficit)                                                      (10,290,930)        (13,201,725)
                                                                                ------------------------------------
Total stockholder's deficit                                                          (9,914,930)        (12,825,725)
                                                                                ====================================
Total liabilities and stockholder's deficit                                        $ 22,368,755        $ 20,564,351
                                                                                ====================================


See accompanying notes.


                       Managed Prescription Network, Inc.
                        d/b/a Columbia Pharmacy Solutions

            Statements of Operations and Retained Earnings (Deficit)


                                                                             Year ended December 31
                                                                 1997                1996                 1995
                                                          -----------------------------------------------------------


Prescription drug revenues:
   Services                                                    $102,443,315         $ 75,283,004        $ 21,603,868
   Products                                                      15,581,604           12,881,695           1,115,556
                                                          -----------------------------------------------------------
Total prescription drug revenues                                118,024,919           88,164,699          22,719,424

Expenses:
   Cost of services                                              88,439,339           67,899,621          18,366,142
   Cost of products                                              14,201,766           11,115,936           4,227,826
   Cost of sales--other                                             863,883              739,618              80,669
   Selling, general and administrative                            5,554,565            7,371,372           5,981,877
   Depreciation and amortization                                    336,319              184,416             108,096
   Loss contract                                                          -                    -          14,832,947
                                                          -----------------------------------------------------------
Total expenses                                                  109,395,872           87,310,963          43,597,557
                                                          -----------------------------------------------------------

Income (loss) from operations                                     8,629,047              853,736         (20,878,133)

Other expense, merger costs                                       4,150,252                    -                   -
                                                          -----------------------------------------------------------

Income (loss) before income taxes                                 4,478,795              853,736         (20,878,133)
Provision (benefit) for income taxes                              1,568,000              299,000          (7,308,000)
                                                          -----------------------------------------------------------
Net income (loss)                                                 2,910,795              554,736         (13,570,133)

Retained earnings (deficit), beginning of year                  (13,201,725)         (13,756,461)           (186,328)
                                                          -----------------------------------------------------------
Retained earnings (deficit), end of year                      $ (10,290,930)        $(13,201,725)       $(13,756,461)
                                                          ===========================================================


See accompanying notes.


                       Managed Prescription Network, Inc.
                        d/b/a Columbia Pharmacy Solutions
                            Statements of Cash Flows


                                                                                       Year ended December 31
                                                                             1997              1996               1995
                                                                        ----------------------------------------------------


Cash flows from operating activities
Net income (loss)                                                            $2,910,795     $    554,736        $(13,570,133)
Adjustments to reconcile net income (loss) to net cash (used in)
   provided by operating activities:
       Provision for doubtful accounts                                          729,210          679,102             561,922
       Depreciation and amortization                                            336,319          184,416             108,030
       Loss on disposal of fixed assets                                          42,744                -                   -
       Deferred income taxes                                                    166,000        1,699,000          (5,401,000)
       Change in operating assets and liabilities:
         Accounts receivable, trade                                          (4,917,775)      (7,424,081)         (5,582,984)
         Inventories                                                            911,153           59,665            (521,201)
         Prepaid expenses and other current assets                              841,009         (901,606)             31,543
         Trade accounts payable                                               1,268,491        4,502,218           3,402,815
         Accrued rebates                                                        569,128          784,582              17,705
         Due to affiliate, net                                                 (303,784)       5,088,548           6,459,909
         Accrued loss contract                                               (5,265,275)      (5,348,298)         14,832,947
         Accrued merger costs                                                 3,905,099                -                   -
         Deferred revenue                                                    (1,189,280)       1,189,280                   -
         Other accrued liabilities                                              (90,770)          48,746             245,192
                                                                        ----------------------------------------------------
Net cash (used in) provided by operating activities                             (86,936)       1,116,308             584,745

Cash flows from investing activities
Capital expenditures                                                            (25,648)      (1,137,281)           (412,213)
                                                                        -----------------------------------------------------
Net cash used in investing activities                                           (25,648)      (1,137,281)           (412,213)
                                                                        -----------------------------------------------------

Net (decrease) increase in cash and cash equivalents                           (112,584)         (20,973)            172,532
Cash and cash equivalents at beginning of year                                  151,559          172,532                   -
                                                                        =====================================================
Cash and cash equivalents at end of year                                   $     38,975     $    151,559      $      172,532
                                                                        =====================================================


See accompanying notes.

                       Managed Prescription Network, Inc.
                        d/b/a Columbia Pharmacy Solutions
                          Notes to Financial Statements
                                December 31, 1997


1. Summary of Significant Accounting Policies

Operations

Managed Prescription Network, Inc. (the Company) is a wholly owned subsidiary of Columbia/HCA Healthcare Corporation (Columbia). The Company administers prescription drug benefit plans on behalf of various employee benefit program sponsors. The Company dispenses drugs to program members through a preferred provider organization of retail pharmacies throughout the United States. The Company also administered a mail order pharmacy through September 5, 1997. The mail order pharmacy was subsequently transferred to a subsidiary of Columbia (Note 6).

Prescription drugs are provided to program members for a fee that is based on either a fixed charge per prescription (fee-for-service) or a fixed per capita payment paid each month (capitated fee) by program sponsors. These contracts are negotiated on a one- to three-year basis, and the majority are subject to cancellation after the initial term of the contract by the sponsor or the Company upon 90 days written notice.

The Company received revenues from five major customers totaling approximately 52%, 55% and 27% of total revenues during the years ended December 31, 1997, 1996 and 1995, respectively.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of reporting cash flows, investments with original maturities of three months or less are considered to be cash equivalents.

Inventories

Inventories consist of prescription drugs and are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

The Company purchased a majority of its pharmaceutical products through one wholesaler for the years ended December 31, 1997, 1996 and 1995. The Company believes that other alternative sources are readily available in the event needed.

Fixed Assets

Fixed assets are recorded at cost. Fixed assets are comprised principally of office furniture and fixtures, computer hardware, and certain equipment related to the mail order pharmacy business. The Company uses the straight-line method of depreciation over the estimated useful lives of the assets, which range from four to ten years. Expenditures for maintenance and repairs are charged to operations as incurred. Upon sale or retirement of fixed assets, the cost and related accumulated depreciation or amortization are removed from the accounts and any resulting gain or loss is credited or charged to operations.

Goodwill

Goodwill arose out of the 1994 acquisition of the Company by Columbia, and represents the excess of cost over the fair value of the assets acquired. This amount is being amortized on a straight-line basis over 15 years. Accumulated amortization was $81,948 and $60,095 at December 31, 1997 and 1996, respectively.

Accrued Loss Contract

The Company reviews its various capitated contracts to determine whether estimates of future revenues are sufficient to cover future costs of providing services and settling claim payments. Estimated future costs in excess of future revenues from such contracts are accrued and charged to operations.

Revenue and Cost Recognition

Prescription drug service revenues are related to fee-for-service prescription drug sales by retail pharmacies in the Company's preferred provider network and capitated contract revenues, as well as pharmacy claims processing fees charged to plan sponsors for administration of the network pharmacy contracts. Fee-for-service revenues and pharmacy claims processing fees are recognized when the claims are adjudicated, while capitated contract revenues are recorded over the life of the contract. The cost of services includes pharmacy claims payments and adjudication fees and is recognized in the period that services are delivered.

Prescription drug product revenues and cost of products are related to the Company's mail order pharmacy program and are recognized upon shipment of the products.

Rebates from pharmaceutical manufacturers are recorded by the Company as reductions in cost of services and products. Pharmaceutical manufacturer rebate arrangements contribute to the Company's profitability. The Company intends to continue seeking such arrangements in the future under the merged operations with Columbia's newly acquired subsidiary's pharmacy benefit management business (ValueRx) (Note 6), but there can be no assurance future arrangements will be secured on similar terms.

Deferred revenue at December 31, 1996 represents advanced payments received related to a capitated fee contract.

Income Taxes

The Company's operating results are included in the consolidated federal income tax return filed by Columbia. The current tax liabilities and tax benefits attributable to the Company's taxable income or loss are recognized by the Company through adjustments to the amount due to affiliate.

Deferred income taxes are provided to recognize the tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts recognized for income tax purposes.

2. Prepaid Expenses and Other Current Assets

At December 31, 1996, the prepaid expenses and other current assets are principally comprised of a deposit made by the Company with a drug manufacturer in order to participate in a certain rebate program.

3. Equipment and Leasehold Improvements


Equipment and leasehold improvements consisted of the following at December 31:

                                                              1997                1996
                                                       --------------------------------------

Office and pharmacy equipment                                 $1,494,820        $1,527,838
Leasehold improvements                                           186,072           186,072
                                                       --------------------------------------

                                                               1,680,892         1,713,910
Less accumulated depreciation and amortization                  (559,946)         (261,402)
                                                       ======================================
                                                              $1,120,946        $1,452,508
                                                       ======================================

4. Accrued Loss Contract

During the fourth quarter of 1995, the Company entered into a three-year capitated fee contract with a drug program sponsor, for which $14,832,947 of expense was recorded to account for the estimated future losses under the contract. The accrual has been reduced during subsequent years to offset the losses realized on the contract, and the remaining accrual at December 31, 1997 of $4,219,374 is considered to be sufficient to cover the remaining estimated losses on the contract through its expiration during 1998.

5. Other Employee Benefits

Employees of the Company participate in Columbia's Employee Stock Purchase Plan (the Stock Plan), providing for the purchase, with certain restrictions, of Columbia's common stock.

Employees of the Company have participated in Columbia's Salary Deferral Plan/401(k) (the 401(k) Plan). Company contributions to the 401(k) Plan are funded periodically during the year and are computed at 25% to 100% of a participant's contribution up to certain maximum levels.

The Company also contributes to noncontributory defined contribution retirement plans (the Pension Plans) administered by Columbia.

Company contributions to the Pension Plans are determined annually as a percentage of a participant's earned income and are vested over specified periods of employee service. The cost of the 401(k) Plan and Pension Plans charged to the Company was approximately $30,000, $40,000 and $25,000 in 1997, 1996 and 1995, respectively.

6. Accrued Merger Costs

During 1997, Columbia initiated a plan to merge the operations of the Company with ValueRx. With the exception of the Company's mail order pharmacy operations, which were merged with ValueRx on September 5, 1997, the Company began to transition its operations to ValueRx on January 1, 1998. The Company has recorded merger related expenses during 1997 of $4,150,252, and at December 31, 1997 $3,905,099 remains accrued for future expenditures. Amounts recorded relate to an obligation under a vacated facility lease, employee severance pay and a provision for the write-down of certain fixed assets to their net realizable value under the merged operations.

7. Income Taxes

     The provision (benefit) for income taxes for the years ended December 31, 1997, 1996 and 1995 consisted of the following:

                                                                1997                 1996                1995
                                                       -----------------------------------------------------------
Current payable (benefit):
   Federal                                                    $1,402,000          $(1,400,000)        $(1,907,000)
Deferred income taxes:
   Provision (benefit)                                           166,000            1,699,000          (5,401,000)
                                                       ===========================================================
                                                              $1,568,000         $    299,000         $(7,308,000)
                                                       ===========================================================

     The current income tax payable or receivable is included in the due to affiliate, net at December 31, 1997 and 1996.

     Significant components of the Company's deferred tax assets and liabilities as of December 31, 1997 and 1996 are as follows:

                                                                                  1997                 1996
                                                                          ----------------------------------------

Accrued loss contract                                                             $1,477,000           $3,319,000
Accrued merger costs                                                               1,453,000                    -
Accounts receivable reserves, accruals and other                                     710,000              458,000
Depreciation and amortization                                                       (104,000)             (75,000)
                                                                          ----------------------------------------
Net deferred tax asset                                                             3,536,000            3,702,000
                                                                          ----------------------------------------

Less current portion                                                               3,536,000            1,477,000
                                                                          ========================================
Long-term portion                                                           $              -           $2,225,000
                                                                          ========================================


The net federal deferred tax assets are expected to be recovered by utilizing the benefits to offset future consolidated taxable income of Columbia.

The Company's effective income tax rate equals the federal statutory income tax rate for the years ended December 31, 1997, 1996 and 1995. Although the Company files a separate state tax return, no state tax benefit or provision has been recognized due to certain net operating loss carryforward limitations.

8. Related Party Transactions

The amount due to affiliate, net represents the net effect of all working capital, fixed asset and other transactions which were paid to or financed by Columbia, including the current income tax provisions. Additionally, the Company contracts with Columbia to provide prescription drug products and services to Columbia's employees. Revenues recognized under this contract totaled approximately $32,682,000, $27,232,000 and $858,000 during 1997, 1996 and 1995, respectively.

9. Subsequent Event

On February 19, 1998, Columbia entered into a stock purchase agreement to sell 100% of its interest in the Company. The impact of this transaction on the recorded assets and liabilities has not been reflected in these financial statements.